Exhibit 99.1

Janus Henderson Group plc Reports Third Quarter 2019  Diluted EPS of US$0.58,

or US$0.64 on an  Adjusted Basis

•	Strong investment performance, with 74% and 78% of assets under management (‘AUM’) outperforming relevant benchmarks on a 3 and 5 year basis, respectively, as at 30 September 2019
•	Third quarter 2019 net income of US$112.1 million and adjusted net income of US$124.7 million
•	AUM of US$356.1 billion, down 1% compared to the prior quarter, as a result of net outflows of US$3.5 billion
•	Completed US$81 million of share buybacks during the third quarter; US$13 million remains authorised for buybacks in 2019
•	Board declared quarterly dividend of US$0.36 per share

LONDON — 30 October 2019 — Janus Henderson Group plc (NYSE/ASX: JHG;  ‘JHG’,  ‘the Group’) published its third quarter 2019 results for the period ended 30 September 2019.

Third quarter 2019  net income attributable to JHG was US$112.1 million compared to US$109.4 million in the second quarter 2019 and US$111.2 million in the third quarter 2018.  Adjusted net income attributable to JHG, adjusted for one-time,  acquisition and transaction related costs, of US$124.7 million increased 4% compared to US$119.7 million in the second quarter 2019 and declined 10% compared to US$138.6 million in the third quarter 2018.

Third quarter 2019  diluted earnings per share was US$0.58 compared to US$0.56 in the second quarter 2019 and US$0.55 in the third quarter 2018.  Adjusted diluted earnings per share of US$0.64 increased 5%  compared to US$0.61 in the second quarter 2019 and declined 7% versus US$0.69 in the third quarter 2018.

Dick Weil, Chief Executive Officer of Janus Henderson Group plc, stated:

“Our third quarter results reflect a continuation of the improving trends we have seen across the Group.  Our strong financial foundation is allowing us to continue to invest in our business while balancing strict business discipline and returning excess cash to shareholders.

“We are pleased that firm-wide investment performance continues to be strong and in areas that were previously experiencing weaker performance we are seeing signs of improvement. This combination is leading to new business and market share gains across a number of regions and capabilities.

“That said, despite the improvement, we remain cautious about the net flow outlook for the balance of 2019 as we continue to see headwinds in several areas of our business.”

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SUMMARY OF FINANCIAL RESULTS (unaudited) (in US$ millions, except per share data or as noted)

The Group presents its financial results in US$ and in accordance with accounting principles generally accepted in the United States of America (‘US GAAP’ or ‘GAAP’). However, in the opinion of Management, the profitability of the Group and its ongoing operations is best evaluated using additional non-GAAP financial measures on an adjusted basis. See adjusted statements of income reconciliation for additional information.

	Three months ended
	30 Sep	30 Jun	30 Sep
	2019	2019	2018
GAAP basis:
Revenue	536.0	535.9	581.2
Operating expenses	392.4	417.4	432.9
Operating income	143.6	118.5	148.3
Operating margin	26.8%	22.1%	25.5%
Net income attributable to JHG	112.1	109.4	111.2
Diluted earnings per share	0.58	0.56	0.55

Adjusted basis:
Revenue	433.2	434.4	468.9
Operating expenses	273.0	282.4	288.4
Operating income	160.2	152.0	180.5
Operating margin	37.0%	35.0%	38.5%
Net income attributable to JHG	124.7	119.7	138.6
Diluted earnings per share	0.64	0.61	0.69

Third quarter 2019  adjusted revenue of US$433.2 million declined from the second quarter 2019 result of US$434.4 million as slightly higher average AUM and one additional calendar day were offset by a  lower net management fee margin. Third quarter 2019 adjusted operating income of US$160.2 million improved from US$152.0 million in the second quarter 2019,  primarily driven by a decline in long-term incentive plan expenses and lower seasonal marketing expenses.

DIVIDEND AND SHARE BUYBACK

On 29 October 2019, the Board declared a third quarter dividend in respect of the three months ended 30 September 2019 of US$0.36 per share. Shareholders on the register on the record date of 11 November 2019 will be paid the dividend on 25 November 2019.  Janus Henderson does not offer a dividend reinvestment plan.

As part of the US$200 million on-market buyback programme approved by the Board in February, JHG purchased approximately 4.2 million of its ordinary shares on the NYSE and its CHESS Depositary Interests (CDIs) on the ASX in the third quarter,  for a total outlay of US$81 million.

Net tangible assets per share

US$	30 Sep 2019	31 Dec 2018
Net tangible assets / (liabilities) per ordinary share	1.21	1.32

Net tangible assets are defined by the ASX as being total assets less intangible assets less total liabilities ranking ahead of, or equally with, claims of ordinary shares.

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AUM AND FLOWS (in US$ billions)

FX reflects movement in AUM resulting from changes in foreign currency rates as non-USD denominated AUM is translated into USD. Redemptions include impact of client switches. The reclassification in the fourth quarter 2018 reflects an operational reclassification of an existing client’s funds.

Total Group comparative AUM and flows

	Three months ended
	30 Sep	30 Jun	30 Sep
	2019	2019	2018
Opening AUM	359.8	357.3	370.1
Sales	15.3	15.6	17.7
Redemptions	(18.8)	(25.4)	(22.0)
Net sales / (redemptions)	(3.5)	(9.8)	(4.3)
Market / FX	(0.2)	12.3	12.3
Closing AUM	356.1	359.8	378.1

Quarterly AUM and flows by capability

		Fixed	Quantitative
	Equities	Income	Equities	Multi-Asset	Alternatives	Total
AUM 30 Sep 2018	199.2	74.5	52.9	34.6	16.9	378.1
Sales	8.6	4.7	0.3	2.3	0.7	16.6
Redemptions	(12.7)	(6.0)	(1.4)	(2.0)	(2.9)	(25.0)
Net sales / (redemptions)	(4.1)	(1.3)	(1.1)	0.3	(2.2)	(8.4)
Market / FX	(29.2)	(1.3)	(7.5)	(2.5)	(0.7)	(41.2)
Reclassification	1.7	0.5	—	(2.2)	—	—
AUM 31 Dec 2018	167.6	72.4	44.3	30.2	14.0	328.5
Sales	6.9	4.9	0.7	2.2	0.9	15.6
Redemptions	(9.8)	(7.7)	(1.7)	(1.5)	(2.3)	(23.0)
Net sales / (redemptions)	(2.9)	(2.8)	(1.0)	0.7	(1.4)	(7.4)
Market / FX	24.1	2.9	6.3	2.5	0.4	36.2
AUM 31 Mar 2019	188.8	72.5	49.6	33.4	13.0	357.3
Sales	6.9	5.5	0.2	2.1	0.9	15.6
Redemptions	(12.9)	(5.2)	(4.3)	(1.5)	(1.5)	(25.4)
Net sales / (redemptions)	(6.0)	0.3	(4.1)	0.6	(0.6)	(9.8)
Market / FX	8.5	0.7	2.1	1.1	(0.1)	12.3
AUM 30 Jun 2019	191.3	73.5	47.6	35.1	12.3	359.8
Sales	6.0	6.1	0.3	2.4	0.5	15.3
Redemptions	(8.0)	(4.7)	(2.7)	(2.0)	(1.4)	(18.8)
Net sales / (redemptions)	(2.0)	1.4	(2.4)	0.4	(0.9)	(3.5)
Market / FX	(1.1)	0.1	0.4	0.8	(0.4)	(0.2)
AUM 30 Sep 2019	188.2	75.0	45.6	36.3	11.0	356.1

Average AUM

	Three months ended
	30 Sep	30 Jun	30 Sep
	2019	2019	2018
Equities	189.5	190.5	197.8
Fixed Income	74.4	72.0	75.9
Quantitative Equities	47.0	48.4	52.1
Multi-Asset	35.8	34.2	33.7
Alternatives	11.5	12.6	17.3
Total	358.2	357.7	376.8

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INVESTMENT PERFORMANCE

% of AUM outperforming benchmark (at 30 September 2019)

Capability	1 year	3 years	5 years
Equities	75%	74%	80%
Fixed Income	63%	94%	90%
Quantitative Equities	39%	26%	25%
Multi-Asset	90%	91%	93%
Alternatives	96%	99%	100%
Total	70%	74%	78%

Note: Outperformance is measured based on composite performance gross of fees vs primary benchmark, except where a strategy has no benchmark index or corresponding composite in which case the most relevant metric is used: (1) composite gross of fees vs zero for absolute return strategies, (2) fund net of fees vs primary index or (3) fund net of fees vs Morningstar peer group average or median. Non-discretionary and separately managed account assets are included with a corresponding composite where applicable.

Cash management vehicles, ETFs, Managed CDOs, Private Equity funds and custom non-discretionary accounts with no corresponding composite are excluded from the analysis. Excluded assets represent 5% of AUM as at 30 September 2019. Capabilities defined by Janus Henderson.

% of mutual fund AUM in top 2 Morningstar quartiles (at 30 September 2019)

Capability	1 year	3 years	5 years
Equities	84%	79%	87%
Fixed Income	53%	53%	55%
Quantitative Equities	97%	57%	97%
Multi-Asset	87%	88%	89%
Alternatives	38%	37%	56%
Total	78%	74%	82%

Note: Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (US Trusts), Janus Henderson Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs and Australian Managed Investment Schemes.  The top two Morningstar quartiles represent funds in the top half of their category based on total return. On an asset-weighted basis, 82% of total mutual fund AUM was in the top 2 Morningstar quartiles for the 10‑year period ended 30 September 2019. For the 1‑,  3‑,  5‑ and 10‑year periods ending 30 September 2019, 64%, 58%, 63% and 62% of the 204, 198, 182 and 147 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on ‘primary’ share class (Class I Shares, Institutional Shares or share class with longest history for US Trusts; Class A Shares or share class with longest history for Dublin based; primary share class as defined by Morningstar for other funds). Performance may vary by share class. Rankings may be based, in part, on the performance of a predecessor fund or share class and are calculated by Morningstar using a methodology that differs from that used by Janus Henderson. Methodology differences may have a material effect on the return and therefore the ranking. When an expense waiver is in effect, it may have a material effect on the total return, and therefore the ranking for the period.

ETFs and funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by JHG. © 2019 Morningstar, Inc. All Rights Reserved.

FOURTH QUARTER AND FULL-YEAR 2019 RESULTS

Janus Henderson intends to publish its fourth quarter and full-year 2019 results on 4 February 2020.

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THIRD QUARTER 2019 RESULTS BRIEFING INFORMATION

Chief Executive Officer Dick Weil and Chief Financial Officer Roger Thompson will present these results on 30 October 2019  on a conference call and webcast to be held at 8am EDT, 12pm GMT, 11pm AEDT.

Those wishing to participate should call:

United Kingdom	0800 358 6377 (toll free)
US & Canada	800 239 9838 (toll free)
Australia	1 800 573 793 (toll free)
All other countries	+1 323 794 2551 (this is not a toll free number)
Conference ID	8263607

Access to the webcast and accompanying slides will be available via the investor relations section of Janus Henderson’s website (www.janushenderson.com/IR).

About Janus Henderson

Janus Henderson Group is a leading global active asset manager dedicated to helping investors achieve long-term financial goals through a broad range of investment solutions, including equities, fixed income, quantitative equities, multi-asset and alternative asset class strategies.

The firm has approximately US$356 billion in assets under management (at 30 September 2019), more than 2,000 employees, and offices in 28 cities worldwide. Headquartered in London, the company is listed on the New York Stock Exchange (NYSE) and the Australian Securities Exchange (ASX).

Investor enquiries:	Media enquiries:
John Groneman	North America:
Global Head of Investor Relations	Erin Passan
+44 (0) 20 7818 2106	+1 (949) 922 2112
john.groneman@janushenderson.com	epassan@gagnierfc.com

Jim Kurtz	EMEA:
Investor Relations Manager +1 (303) 336 4529	Sarah de Lagarde +44 (0) 20 7818 2626
jim.kurtz@janushenderson.com	sarah.delagarde@janushenderson.com

Or	United Kingdom: FTI Consulting
Investor Relations	Tom Blackwell + 44 (0) 20 3727 1051
investor.relations@janushenderson.com	tom.blackwell@FTIConsulting.com

Asia Pacific: Honner
Jessica Effeney
+ 61 2 8248 3745
jessica@honner.com.au

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FINANCIAL DISCLOSURES

Condensed consolidated statements of comprehensive income (unaudited)

	Three months ended
	30 Sep	30 Jun	30 Sep
(in US$ millions, except per share data or as noted)	2019	2019	2018
Revenue:
Management fees	446.2	446.4	498.7
Performance fees	1.4	3.5	(6.0)
Shareowner servicing fees	39.3	38.3	40.2
Other revenue	49.1	47.7	48.3
Total revenue	536.0	535.9	581.2

Operating expenses:
Employee compensation and benefits	147.9	146.5	159.5
Long-term incentive plans	42.2	49.2	61.1
Distribution expenses	102.8	101.5	112.3
Investment administration	11.2	11.1	12.2
Marketing	5.5	8.1	7.1
General, administrative and occupancy	67.6	67.7	59.9
Depreciation and amortisation	15.2	33.3	20.8
Total operating expenses	392.4	417.4	432.9

Operating income	143.6	118.5	148.3

Interest expense	(3.5)	(4.2)	(4.0)
Investment gains (losses), net	4.0	4.8	(8.3)
Other non-operating income, net	4.7	28.5	2.3
Income before taxes	148.8	147.6	138.3
Income tax provision	(35.7)	(35.3)	(33.2)
Net income	113.1	112.3	105.1
Net loss (income) attributable to noncontrolling interests	(1.0)	(2.9)	6.1
Net income attributable to JHG	112.1	109.4	111.2
Less: allocation of earnings to participating stock-based awards	(3.1)	(3.2)	(3.0)
Net income attributable to JHG common shareholders	109.0	106.2	108.2

Basic weighted-average shares outstanding (in millions)	187.9	190.2	195.2
Diluted weighted-average shares outstanding (in millions)	188.3	190.7	195.9

Diluted earnings per share (in US$)	0.58	0.56	0.55

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Adjusted statements of income (unaudited)

The following are reconciliations of US GAAP basis revenues, operating income, net income attributable to JHG and diluted earnings per share to adjusted revenues, adjusted operating income, adjusted net income attributable to JHG and adjusted diluted earnings per share.

	Three months ended
	30 Sep	30 Jun	30 Sep
(in US$ millions, except per share data or as noted)	2019	2019	2018
Reconciliation of revenue to adjusted revenue
Revenue	536.0	535.9	581.2
Distribution expenses[1]	(102.8)	(101.5)	(112.3)
Adjusted revenue	433.2	434.4	468.9

Reconciliation of operating income to adjusted operating income
Operating income	143.6	118.5	148.3
Employee compensation and benefits[2]	5.4	3.1	8.1
Long-term incentive plans[2]	(0.2)	(0.2)	10.0
General, administration and occupancy[2]	4.1	5.3	1.3
Depreciation and amortisation[3]	7.3	25.3	12.8
Adjusted operating income	160.2	152.0	180.5

Operating margin	26.8%	22.1%	25.5
Adjusted operating margin	37.0%	35.0%	38.5

Reconciliation of net income attributable to JHG to adjusted net income attributable to JHG
Net income attributable to JHG	112.1	109.4	111.2
Employee compensation and benefits[2]	5.4	3.1	8.1
Long-term incentive plans[2]	(0.2)	(0.2)	10.0
General, administration and occupancy[2]	4.1	5.3	1.3
Depreciation and amortisation[3]	7.3	25.3	12.8
Interest expense[4]	0.4	1.0	0.8
Investment gains (losses), net	(1.0)	1.0	—
Other non-operating income (expenses), net[4]	(0.2)	(22.6)	2.5
Income tax provision[5]	(3.2)	(2.6)	(8.1)
Adjusted net income attributable to JHG	124.7	119.7	138.6
Less: allocation of earnings to participating stock-based awards	(3.4)	(3.5)	(3.7)
Adjusted net income attributable to JHG common shareholders	121.3	116.2	134.9

Weighted-average diluted common shares outstanding – diluted (two class) (in millions)	188.3	190.7	195.9
Diluted earnings per share (two class) (in US$)	0.58	0.56	0.55
Adjusted diluted earnings per share (two class) (in US$)	0.64	0.61	0.69

[1]

Substantially all distribution expenses are paid to financial intermediaries for the distribution of JHG’s investment products. JHG management believes that the deduction of third-party distribution, service and advisory expenses from revenue in the computation of net revenue reflects the nature of these expenses, as these costs are passed through to external parties that perform functions on behalf of, and distribute, the Group’s managed AUM.

[2]

Adjustments primarily represent integration costs in relation to the Merger, including severance costs, legal costs and consulting fees. JHG management believes these costs do not represent the ongoing operations of the Group.

[3]

Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognised at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortised on a straight-line basis over the expected life of the contracts. The three months ended 30 June 2019 also include a US$18 million impairment of certain mutual fund contracts. JHG management believes these non-cash and acquisition-related costs do not represent the ongoing operations of the Group.

[4]

2019 adjustments primarily represent contingent consideration adjustments associated with acquisitions prior to the Merger and increased debt expense as a consequence of the fair value uplift on debt due to acquisition accounting. Adjustments for the three months ended 30 September 2018 primarily represent fair value movements on options issued to Dai-ichi in addition to contingent consideration costs associated with acquisitions prior to the merger. JHG management believes these costs do not represent the ongoing operations of the Group.

[5]	The tax impact of the adjustments is calculated based on the US or foreign statutory tax rate as they relate to each adjustment. Certain adjustments are either not taxable or not tax-deductible.

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Condensed consolidated balance sheets (unaudited)

	30 Sep	31 Dec
(in US$ millions)	2019	2018
Assets:
Cash and cash equivalents	736.3	880.4
Investment securities	224.3	291.8
Property, equipment and software, net	74.4	69.5
Intangible assets and goodwill, net	4,518.4	4,601.3
Assets of consolidated variable interest entities	404.3	323.9
Other assets	1,008.2	745.0
Total assets	6,965.9	6,911.9

Liabilities, redeemable noncontrolling interests and equity:
Long-term debt	316.9	319.1
Deferred tax liabilities, net	717.7	729.9
Liabilities of consolidated variable interest entities	7.0	6.5
Other liabilities	963.5	859.5
Redeemable noncontrolling interests	216.2	136.1
Total equity	4,744.6	4,860.8
Total liabilities, redeemable noncontrolling interests and equity	6,965.9	6,911.9

Condensed consolidated statements of cash flows (unaudited)

	Three months ended
	30 Sep	30 Jun	30 Sep
(in US$ millions)	2019	2019	2018
Cash provided by (used for):
Operating activities	173.2	117.7	246.6
Investing activities	(36.1)	(39.8)	31.9
Financing activities	(107.5)	(77.2)	(182.4)
Effect of exchange rate changes	13.1	(9.6)	(3.8)
Net change during period	42.7	(8.9)	92.3

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STATUTORY DISCLOSURES

Associates and joint ventures

At 30 September 2019,  the Group holds interests in the following associates and joint ventures managed through shareholder agreements with third party investors, accounted for under the equity method:

•	Long Tail Alpha LLC. Ownership 20%

Basis of preparation

In the opinion of management of Janus Henderson Group plc, the condensed consolidated financial statements contain all normal recurring adjustments necessary to fairly present the financial position, results of operations and cash flows of JHG in accordance with US GAAP. Such financial statements have been prepared in accordance with the instructions to Form 10‑Q pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the annual consolidated financial statements and notes presented in Janus Henderson Group’s Annual Report on Form 10‑K for the year ended 31 December 2018, on file with the SEC (Commission file no. 001‑38103). Events subsequent to the balance sheet date have been evaluated for inclusion in the financial statements through the issuance date and are included in the notes to the condensed consolidated financial statements.

Corporate governance principles and recommendations

In the opinion of the Directors, the financial records of the Group have been properly maintained, and the Condensed Consolidated Financial Statements comply with the appropriate accounting standards and give a true and fair view of the financial position and performance of the Group. This opinion has been formed on the basis of a sound system of risk management and internal control which is operating effectively.

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FORWARD-LOOKING STATEMENTS DISCLAIMER

Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value.

This document includes statements concerning potential future events involving Janus Henderson Group plc that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus Henderson Group’s  Annual Report on Form 10‑K for the fiscal year ended 31 December  2018, on file with the Securities and Exchange Commission (Commission file no. 001‑38103), including those that appear under headings such as ‘Risk Factors’ and ‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’. Many of these factors are beyond the control of JHG and its management. Any forward-looking statements contained in this document are as at the date on which such statements were made. Janus Henderson Group assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realised.

Annualised, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

The information, statements and opinions contained in this document do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments.

Not all products or services are available in all jurisdictions.

Mutual funds in the US are distributed by Janus Henderson Distributors.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a US fund prospectus or, if available, a summary prospectus containing this and other information, please contact your investment professional or call 800.668.0434. Read it carefully before you invest or send money.

Janus Henderson, Janus, Henderson, Intech, Alphagen and Knowledge. Shared are trademarks of Janus Henderson Group plc or one of its subsidiaries. © Janus Henderson Group plc.

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